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                                                                   EXHIBIT 10.19

                     OEM SERVICE PROVIDER LICENSE AGREEMENT
                               RSA SECURITY, INC.


Thank you for choosing to do business with us. This Agreement has the purpose of licensing you the right to (i) incorporate the RSA Software into your products and (ii) use and/or distribute to end users the RSA Software solely as incorporated into such products for the purpose of providing Your service. In return, You agree to pay RSA the license fees described in this Agreement (or its attachments) which typically comprise an initial payment of license fees, plus ongoing royalties, but, alternatively may consist of annual license fee amount, paid-up license fee amounts or other arrangements as described in this Agreement. This license is for object code only. Maintenance and support for the RSA Software licensed, if elected, is under separate terms and conditions. This License Agreement is to be construed and interpreted in accordance with this general purpose, though any conflict between this general purpose and the express terms found in this Agreement shall be resolved in favor of the express terms.

ENTERPRISE NAME ("YOU"):  iPass Inc.   JURISDICTION OF INCORPORATION: California

STREET ADDRESS:  3800 Bridge Parkway   STATE & ZIP CODE:  California 94065

CITY:  Redwood Shores

ENTERPRISE LEGAL CONTACT (NAME & TITLE):

AGREEMENT NUMBER:  0200-iPA-SER-2

This LICENSE AGREEMENT (the "Agreement"), effective as of the later date of execution ("Effective Date"), is entered into by and between RSA Security, Inc., a Delaware corporation ("RSA"), having a principal address at 2955 Campus Drive, Suite 400, San Mateo, CA 94403-2507, and the Enterprise identified above.

1. DEFINITIONS

        The following terms when used in this Agreement shall have the following meanings:

        1.1 "DISTRIBUTOR" means a dealer or distributor in the business of relicensing or distributing Client Licensed Products to End User Customers, directly or through one or more Distributors, by virtue of authority granted by You for the purpose of providing the Licensed Service. Client Licensed Products relicensed or distributed by a Distributor shall bear Your trademarks and service marks and shall not be privately labeled by such Distributor or other parties. A Distributor shall have no right to add to or modify any part of a Licensed Product.

        1.2 "END USER CUSTOMER" means a person or an entity receiving the RSA Software as part of a Client Licensed Product from You or a Distributor for personal or internal use to obtain the Licensed Service and primarily not for resale, redistribution or other transfer of such Client Licensed Product to any other person or entity.



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        1.3 "LICENSED PRODUCT(S)" means one or more of Your products or product groups identified in the attached "License/Product Schedule Exhibit" which has been or will be developed by You and which incorporates in any manner any portion of the RSA Software. A Licensed Product (i) must represent a significant functional and value enhancement to the RSA Software, (ii) shall not expose or, directly or indirectly, pass through any APIs, and (iii) shall not be a security add-on or "bolt-on," the primary purpose of which is providing security to a third party's product. A Licensed Product consists of a client component ("Client Licensed Product") and a server component ("Server Licensed Product"). Each component of a Licensed Product shall be capable of operating only in conjunction with the other component. The Server Licensed Product must be owned and operated by You at Your site, and You shall have no right to change a license fee or comparable fee for distribution of the Client Licensed Product.

        1.4 "LICENSED SERVICE(S)" means one or more of Your services identified in the attached "License/Product Schedule Exhibit" which has been or will be developed by You and which uses or is supported by the Licensed Products. The Licensed Service must represent a significant functional and value enhancement to the RSA Software, such that the primary reason for an End User Customer to obtain the Licensed Service is other than the right to use the RSA Software. Only You may provide the Licensed Service.

        1.5 "RSA SOFTWARE" means RSA's proprietary software identified on the attached "License/Product Schedule Exhibit" (and including only those algorithms listed therewith), as further described in the User Manual(s) associated therewith.

        1.6 "UPDATES" means any new version of the RSA Software designated by a progressing of the release number (either right or left of the decimal point) following the version initially shipped hereunder.

        1.7 "USER MANUAL" means the most current version of the user manual and/or reference manual customarily supplied by RSA to entities who license the RSA Software.

        1.8 "SUBSCRIBER" means a person or entity to whom a copy/unit of the Client Licensed Product has been distributed and who has paid You any cash or in-kind consideration at any time for the Licensed Service, whether as use, transaction, subscription, or service fees or any comparable fees based on or involving the use of the Licensed Service. You shall have no right to charge a license fee or comparable fee for distribution of the Client Licensed Product.

2. LICENSES

        2.1 LICENSE GRANT. During the term of this Agreement and within the Field of Use limitation set forth in the "License/Product Schedule Exhibit" attached hereto RSA hereby grants You a non-exclusive, non-transferable license to:

             2.1.1 (i) incorporate the RSA Software in object or byte code format into a Licensed Product; (ii) reproduce and have reproduced the RSA Software in object or byte code format as incorporated in a License Product and as reasonably needed for inactive backup or archival purposes; (iii) license or otherwise distribute the RSA Software in the Territory as incorporated in a Client Licensed Product (if distribution of such Licensed Product is not prohibited in the attached "Licensed/Product Schedule Exhibit") to End User Customers, directly



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or indirectly through one or more Distributors; and (iv) reproduce, have reproduced and distribute the RSA Software in the Territory as incorporated in a Licensed Product to Your employees at Your site(s) and for use by such employees solely for the purpose of providing the Licensed Service to End User Customers or supporting the Licensed Service.

             2.1.2 (i) use the User Manual to support End User Customers and the Licensed Service; (ii) modify and incorporate any or all of the User Manual in Licensed Product and Licensed Service documentation; (iii) reproduce, have reproduced and distribute in the Territory such portions of the User Manual as incorporated in Licensed Product documentation to Your employees at Your site(s) and for use by such employees solely for the purpose of providing the Licensed Service to End User Customers or supporting the Licensed Service; and (iv) reproduce and have reproduced and distribute in the Territory such portions of the User Manual as incorporated in Licensed Product and Licensed Service documentation to End User Customers.

        2.2 LIMITATIONS ON LICENSES. Notwithstanding the generality of the foregoing: You may not in any way sell, lease, rent, license, sublicense or otherwise distribute the RSA Software, except as part of a Client Licensed Product whose distribution is not prohibited on the attached "License/Product Schedule Exhibit". Such distribution must be for the sole purpose of providing the Licensed Service. The RSA Software may only be accessed by the functionality of the Licensed Product in which it is included, and a Licensed Product shall not make the RSA Software directly accessible to End User Customers or to products other than the Licensed Product, or otherwise expose an API. Nothing in this Agreement grants You any rights, license or interest with respect to source code of the RSA Software. You shall not modify, translate reverse engineer, decompile or disassemble the RSA Software or any part thereof or otherwise attempt to derive source code or create derivative works therefrom, and shall not authorize any third party to do any of the foregoing.

3. OWNERSHIP/PROPRIETARY RIGHTS

        3.1 RSA SOFTWARE TITLE. Except for the limited licenses expressly granted in Section 2.1 and as further limited by Section 2.2, RSA does not by this Agreement grant You any right, title or ownership interest in or to the RSA Software or in any related patents, trademarks, copyrights of proprietary or trade secret rights. Similarly, RSA receives no right, title or ownership interest in any of Your products by way of this Agreement.

        3.2 RSA COPYRIGHT NOTICES. You agree not to remove, alter or destroy any proprietary, trademark or copyright markings or notices placed upon or contained within the RSA Software, User Manuals or any related materials or documentation. You further agree to insert and maintain within every Licensed Product and any related materials or documentation a copyright notice in Your name.

        3.3 TRADEMARKS. Except as provided in Section 6.1, You shall acquire no rights of any kind in or to any RSA trademark, trade name, logo or product designation under which the RSA Software was or is marketed and shall not make any use of the same for any reason except as expressly authorized by this Agreement or otherwise authorized in writing by RSA. You shall cease to use the markings, or any similar markings, in any manner on the expiration or other termination of this Agreement.



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4. LICENSE FEES

        4.1 LICENSE FEES. In consideration of RSA's granting you the license rights in this Agreement, You agree to pay RSA the license fees and ongoing royalties (collectively, "License Fees") set forth in the "License/Product Schedule Exhibit" attached hereto.

        4.2 TERMS OF PAYMENT - GENERAL. License Fees due RSA hereunder shall be paid to the attention of the Software Licensing Department at RSA's address set forth above. Payments of all License Fees shall be made in lawful United States currency and shall in no case be refundable. A late payment penalty on any License Fees not paid when due shall be assessed at the rate of one percent (1%) per thirty (30) days, beginning on the thirty-first (31st) day after the delayed payment was due. All taxes, duties, fees and other governmental charges of any kind (including sales and use taxes, but excluding taxes based on the gross revenues or net income of RSA) which are imposed by or under the authority of any government or any political subdivision thereof on the License Fees or any aspect of this Agreement shall be borne by You and shall not be considered a part of, a deduction from, or an offset against License Fees.

        4.3 LICENSES WITH ONGOING ROYALTIES. In the event You have elected to pay License Fees based on ongoing royalties, as indicated on the attached "License/Product Schedule Exhibit," You agree to pay the prepaid License Fees and ongoing royalties as described therein and in accordance with the following:

             4.3.1 PREPAYMENTS AND ONGOING ROYALTY PAYMENT. All prepaid license fees ("Prepayments") may be offset against on-going royalties accrued until the Prepayments are exhausted. You shall show the application or Prepayments in the licensing reports provided to RSA pursuant to Section 4.3.2. Ongoing royalties shall be paid on or before the thirtieth (30th) day after the close of the calendar quarter during which such royalties accrued. Ongoing royalties shall accrue with respect to the Licensed Service upon the date of invoice for the Licensed Service to an End User Customer or the date payment therefor was first payable to You, whichever occurs first. To the extent the License Fees described in the "License/Product Schedule Exhibit" are based on Service Revenue, "Service Revenue" means the gross amount of all cash, in-kind or other consideration receivable by You at any time in consideration of providing the Licensed Service, whether as use, transaction, subscription, or service fees, or any comparable fees based on or involving the use of the Licensed Service. For the purposes of determining Service Revenue, the amount of in-kind or other non-cash consideration receivable by You shall be deemed to have a dollar value equal to the standard price (as listed in Your published price schedule on the date the Licensed Service is provided) for the Licensed Service, less all cash paid.

             4.3.2 LICENSING REPORT AND RECORDS. You agree to provide to RSA on or before the thirtieth (30th) day after the close of each calendar quarter during the term of this Agreement (even if no royalty amounts have accrued or are to be paid in such period) a report in reasonable detail setting forth the calculation of License Fees due hereunder and signed by a responsible officer. The report shall include, at a minimum, the following information with respect to the relevant quarter: (i) the total Service Revenue accrued; (ii) the relevant royalty rate applied to the Service Revenue; (iii) credit taken against any Prepayments; and (iv) the total License Fees payable. Whether or not You have elected to pay License Fees based on ongoing



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royalties, You agree to maintain reasonable records relating to the Licensed
Products distributed, License Services provided and License Fees accrued and paid for a period of five (5) years following the relevant dates. RSA shall have the right, at its sole cost and expense, to have an independent certified public accountant conduct during normal business hours (but not more than once in any twelve (12) month period) an audit of Your records to verify compliance with the terms of this Agreement. In the event such an audit discloses a discrepancy between the amounts owed and the License Fees actually paid, You will be invoiced or credited for any future amounts owed by You, as applicable. If any deficiency in License Fees paid exceeds five percent (5%) of the License Fees reported by You for any period, You agree to pay the reasonable expenses associated with such audit, in addition to the deficiency.

             4.3.3 EVALUATION COPIES. You may deliver copies of Client Licensed Products whose distribution is not prohibited in the attached "License/Product Schedule Exhibit" to prospective End User Customers on a trial basis for evaluation purposes only (each, an "Evaluation Copy"). No License Fees shall be reportable or payable with respect to Evaluation Copies unless and until (i) the Licensed Service is activated using the applicable Client Licensed Product; (ii) the End User Customer pays for or is invoiced for the Licensed Service; or (iii) the End User Customer's use of the Evaluation Copy, for any reason, continues beyond sixty (60) days, whichever occurs first.

        4.4 MAINTENANCE AND SUPPORT SERVICE. You may elect to receive updates and other support services for the RSA Software licensed hereunder under a separate maintenance and support agreement by executing such an agreement and paying the applicable fee. All Updates provided to You pursuant to such maintenance and support agreement shall constitute licensed RSA Software under this Agreement, and such Updates shall be governed by the terms hereof.

5. LIMITED WARRANTY

        5.1 LIMITED WARRANTY. During the initial ninety (90) day term of this Agreement, RSA warrants that the RSA Software will operate in material conformance to RSA's published specifications for the RSA Software. RSA does not warrant that the RSA Software or any portion thereof is error-free. Your exclusive remedy, and RSA's entire liability shall be correction of any warranted nonconformity as provided in Section 5.2. This limited warranty and any obligations of RSA hereunder shall not apply to nonconformities caused by any unauthorized modification made to the RSA Software.

        5.2 ERROR CORRECTION. In the event You discover an error in the RSA Software which causes the RSA Software not to operate in material conformance to RSA's published specifications therefor, You shall submit to RSA a written report describing such error in sufficient detail to permit RSA to reproduce such error. Upon receipt of any such written report, RSA will use its reasonable business judgment to classify a reported error as either (i) a "Level 1 Severity" error, meaning an error that causes the RSA Software to fail to operate in a material manner or to produce materially incorrect results and for which there is no workaround or only a difficult workaround; or (ii) a "Level 2 Severity" error, meaning an error that produces a situation in which the RSA Software is usable but does not function in the most convenient or expeditious manner, and the use or value of the RSA Software suffers no material impact. RSA will acknowledge receipt of a conforming error report within two (2) business days and will use



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its reasonable efforts to (A) provide a correction for any Level 1 Seventy error to You as early as practicable, and (B) include a correction for any Level 2 Severity error in the next release of the RSA Software.

        5.3 DISCLAIMER. EXCEPT FOR THE EXPRESS LIMITED WARRANTY PROVIDED IN THIS
SECTION 5, THE RSA SOFTWARE IS PROVIDED "AS IS" WITHOUT ANY WARRANTY WHATSOEVER. RSA DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, UNLESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. YOU SHALL NOT (AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT YOUR AGENTS AND EMPLOYEES DO NOT) MAKE OR PASS THROUGH ANY WARRANTY ON BEHALF OF RSA TO ANY DISTRIBUTOR, END USER CUSTOMER OR OTHER THIRD PARTY.

6. YOUR ADDITIONAL OBLIGATIONS

        6.1 USE OF "RSA SEAL". You agree to insert and maintain within Licensed Products and marketing materials for the Licensed Products and Licensed Service, in the manner described in this Section, the "RSA Secure" seal (the "RSA Seal") depicted in the "Logo Usage Guide," which shall be delivered to You within ten
(10) days of execution of this Agreement. You shall ensure display of the RSA Seal within any Licensed Product such that users thereof are exposed to the RSA Seal during normal operation of such Licensed Product as follows: In a software Licensed Product, the RSA Seal shall be featured in such Licensed Product's startup splash screen and within any security-related dialog windows visible in the normal operation of the product (e.g., password dialog window). In a hardware Licensed Product, the RSA Seal shall be visible on the panel of such Licensed Product most normally viewed by the user. You agree to include the RSA Seal within related marketing materials including but not limited to printed and electronic data sheets, direct mail, user documentation, product packaging and advertisements for the Licensed Products and Licensed Service.

        6.2 REPRESENTATIONS REGARDING RSA SOFTWARE. You are authorized to represent to Distributors and End User Customers only such facts about the RSA Software as RSA states in its published product descriptions, advertising and promotional materials or as may be stated in other non confidential written material furnished by RSA.

        6.3 CUSTOMER SUPPORT. You agree that all support, if any, provided to End User Customers of the Licensed Service shall be at Your expense.

        6.4 LICENSE AGREEMENTS. You agree to use with each Distributor and End User Customer receiving a Client Licensed Product a license agreement which shall contain, at a minimum, substantially all of the limitations of rights and the protections for RSA which are contained in Sections 2.2, 3.2, 3.3, 8, 12.6 and 12.7 of this Agreement. You agree to use Your reasonable efforts to enforce the terms of such agreements.



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7. CONFIDENTIALITY

        The parties agree to treat as confidential the terms of this Agreement and any License Fee or accounting information provided by one party to the other in performance hereof, and the parties agree to use their reasonable efforts to prevent disclosure thereof to any third party except with the prior written consent of the other party, or as required by law. This obligation of confidentiality shall extend for a period of three years following termination or expiration of this Agreement. Notwithstanding the generality of the foregoing, either party may disclose the existence of this Agreement and that You are an OEM of the RSA Software and that any publicly-announced Licensed Service uses the RSA Software.

8. LIMITATION OF LIABILITY

        IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, BUSINESS INTERRUPTION OR LOSS OF BUSINESS INFORMATION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. REGARDLESS OF THE CAUSE OR FORM OF ACTION, NEITHER PARTY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL EXCEED, EXCEPT FOR RSA'S LIABILITY ARISING UNDER SECTION 9 AND YOUR LIABILITY ARISING UNDER SECTIONS 2 AND 9 OF THIS AGREEMENT.

9. INTELLECTUAL PROPERTY INDEMNITY

        9.1 DUTY TO DEFEND. RSA agrees that it shall at its own expense, defend, or at its option settle, any action instituted against You, and pay any award or damages assessed against You or agreed by RSA to be paid in settlement resulting from such action, insofar as the same is based upon a claim that any RSA Software used in accordance with the terms of this Agreement infringes any United States copyright, United States trade secret, or a claim that RSA has no right to license the RSA Software hereunder, provided that You give RSA: (i) prompt notice in writing of such action; (ii) the right to control and direct the investigation, preparation, defense and settlement of the action; and (iii) reasonable assistance and information.

        9.2 RSA OPTIONS. If such an action is made or RSA reasonably determines in its discretion that such a claim is likely to be made, RSA shall have the option to (i) obtain the right for you to continue use of the RSA Software; or
(ii) replace or modify the RSA Software so that it is no longer infringing but functionally equivalent. If RSA determines that neither of these alternatives is reasonably available, RSA shall have the option to refund the License Fees paid by You hereunder less depreciation for use assuming straight line depreciation over a five (5) year useful life and terminate this Agreement.

        9.3 CLAIMS FOR WHICH RSA IS NOT RESPONSIBLE. Notwithstanding the foregoing, RSA shall have no liability under this Section 9 if the alleged infringement arises from (i) the use of other than the current unaltered release of the RSA Software or other than in the manner specified in the relevant User Manual; or (ii) the combination of the RSA Software with other



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equipment or software not provided by RSA, if such action would have been avoided but for such use or combination. You agree that You shall at Your expense, defined, or at Your option settle, and hold RSA harmless from any action instituted against RSA resulting from any infringement claim based upon either of the foregoing.

        9.4 EXCLUSIVE REMEDY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE FOREGOING STATES RSA'S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY FOR PROPRIETARY RIGHTS INFRINGEMENT.

10. PRESS RELEASE

        10.1 JOINT PRESS RELEASE. The parties shall issue a joint press release announcing their relationship no later than sixty (60) days following the execution of this Agreement. This joint press release will include quotes from senior management members (title of Vice President or higher) of each company and will emphasize the RSA Security-enabled aspects of your Licensed Products. Notwithstanding the foregoing, the parties agree that any press, marketing or advertising releases or similar promotional materials, including on-line promotion, of either party that refer to the other party or the other party's products shall not be released or disseminated without the prior written approval of the other party.

11. TERM AND TERMINATION

        11.1 TERM. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect unless and until sooner terminated pursuant to the terms of this Agreement.

        11.2 TERMINATION. Either party shall be entitled to terminate this Agreement at any time on written notice to the other in the event of a material default by the other party and a failure to cure such default within a period of thirty (30) days following receipt of written notice specifying that a default has occurred. The parties acknowledge and agree that You may at any time delay, interrupt or cease use of the RSA Software, but this Agreement shall continue in full force, including any obligations to make quarterly reports. You may elect to terminate this Agreement upon ninety (90) days' written notice and it is expressly understood that such termination shall not discharge payment obligations accrued as of the date of such termination, even if such obligation is payable after the termination date, or entitle You to a refund of any amounts previously paid to RSA.

        11.3 INSOLVENCY. Upon (i) the institution of any proceedings by or against either party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty
(60) days; (ii) the assignment for the benefit of creditors, or the appointment of a receiver, liquidator or trustee, of any of either party's property or assets; or (iii) the liquidation, dissolution or winding up of either party's business, then and in any such events this Agreement may immediately be terminated by the other party upon written notice.

        11.4 EFFECT OF TERMINATION. Upon the termination of this Agreement, you shall cease making copies of, using or licensing the RSA Software, User Manual and Licensed Products.



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You shall destroy all copies of the RSA Software, User Manual and Licensed
Products in your possession or control and all information and documentation provided by RSA to you.

        11.5 SURVIVAL OF CERTAIN TERMS. The following provisions shall survive any expiration or termination of this Agreement: 2.2, 3, 4.3.2, 5.3, 8, 9, 11.5 and 12.

12. MISCELLANEOUS PROVISIONS

        12.1 GOVERNING LAW AND JURISDICTION. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, irrespective of its choice of law principles. All disputes arising out of this Agreement shall exclusively be brought in a court of competent jurisdiction in Massachusetts. The parties agree that the United Nations Convention on Contracts for the international Sale of Goods shall not apply to this Agreement.

        12.2 ASSIGNABILITY. This Agreement is personal to you and shall not be assignable by you, by operation of law or otherwise, without the prior written consent of RSA. RSA may withhold its consent to the assignment of this Agreement, at its sole discretion, if the Agreement provides for paid-up License Fees. Any purported assignment or delegation without RSA's written consent shall be void and of no effect.

        12.3 ENTIRE AGREEMENT. This Agreement and any exhibits or attachments hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings between the parties regarding the subject matter hereof. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be severed from the Agreement and the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto.

        12.4 REMEDIES NON-EXCLUSIVE. Except as otherwise expressly provided, any remedy provided for in this Agreement is deemed cumulative with, and not exclusive or, any other remedy provided for in this Agreement or otherwise available at law or in equity. The exercise by a party or any remedy shall not preclude the exercise by such party of any other remedy. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal).

        12.5 NOTICES. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered by hand or mailed, certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate party at its address set forth on page
1. Notice to RSA shall ad addressed to "RSA Legal Department." Such communications shall be effective when they are received by the addressee; but if sent by certified or registered mail in the manner set forth above, they shall be effective not later than ten (10) days after being deposited in the mail. Any party may change its address for such communications by giving notice to the other party in conformity with this Section.



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        12.6 EXPORT COMPLIANCE AND FOREIGN RESHIPMENT LIABILITY. THE RSA
SOFTWARE AND TECHNOLOGIES WHICH ARE LICENSED UNDER THIS AGREEMENT, WHETHER OR NOT INCORPORATED INTO LICENSED PRODUCTS, ARE SUBJECT TO UNITED STATES EXPORT CONTROL LAWS AND REGULATIONS WHICH RESTRICT EXPORTS, REEXPORTS AND DISCLOSURES TO FOREIGN PERSONS OF CRYPTOGRAPHIC ITEMS AND ARE ALSO SUBJECT TO CERTAIN FOREIGN LAWS WHICH MAY RESTRICT THE EXPORT, REEXPORT, IMPORT AND/OR USE OF SUCH ITEMS. PERFORMANCE OF THIS AGREEMENT IS EXPRESSLY MADE SUBJECT TO ANY EXPORT LAWS, REGULATIONS, ORDERS OR OTHER RESTRICTIONS IMPOSED BY THE UNITED STATES OF AMERICA, OR BY ANY OTHER COUNTRY OR GOVERNMENTAL ENTITY ON THE RSA SOFTWARE OR LICENSED PRODUCTS OR OF INFORMATION RELATING TO EITHER OF THE FOREGOING. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, YOU SHALL NOT IMPORT, EXPORT, OR REEXPORT, DIRECTLY OR INDIRECTLY, ANY RSA SOFTWARE OR LICENSED PRODUCTS OR INFORMATION PERTAINING THERETO TO ANY COUNTRY OR FOREIGN PERSON TO WHICH SUCH COUNTRY, GOVERNMENT OR ANY AGENCY THEREOF REQUIRES AN EXPORT LICENSE OR OTHER GOVERNMENTAL APPROVAL AT THE TIME OF IMPORT, EXPORT, OR REEXPORT WITHOUT FIRST OBTAINING SUCH LICENSE OR APPROVAL. YOU UNCONDITIONALLY ACCEPT FULL RESPONSIBILITY FOR YOUR COMPLIANCE WITH THESE REQUIREMENTS.

        12.7 FEDERAL GOVERNMENT LICENSE. You and each of your Distributors shall in all proposals and agreements with the United States government or any contractor of the United States government identify and license the Licensed Product, including the RSA Software incorporated therein, as follows: (i) for acquisition by or on behalf of civilian agencies, as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of Your or such Distributor's customary license, as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successor regulations; or (ii) for acquisition by or on behalf of units of the Department of Defense, as necessary to obtain protection as "commercial computer software" as defined in 48 C.F.R. 252 227-7014(a)(l) of the Department of Defense Federal Acquisition Regulation Supplement (DFARS) and related documentation in accordance with the terms of your or such Distributor's customary license, as specified in 48 C.F.R. 227 7202.1 of DFARS and its successor regulations.



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the last signature below.

iPASS, INC.                                  RSA SECURITY INC.

By:  /s/ Donald C. McCauley                  By: /s/ Narendra Goel
   --------------------------------------       --------------------------------

Printed Name:     Donald C. McCauley         Printed Name: Narendra Goel
             ----------------------------                 ----------------------

Title: Vice President and Chief Financial    Title: Director, Finance and OPS
       Officer
      -----------------------------------          -----------------------------

Date:          2/29/2000                     Date: 2/29/2000
     ------------------------------------         ------------------------------



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LICENSE PRODUCT/SERVICE SCHEDULE EXHIBIT
RSA SECURITY, INC.
(SOLELY FOR THE USE WITH ANY COMBINATION
OF RSA SOFTWARE THAT INCLUDES THE SSL-C SOFTWARE)

This License Product/Service Schedule Exhibit ("LPS1") is an Exhibit to the OEM Service Provider License Agreement between You and RSA ("Agreement").

Enterprise Name ("You")             Ipass Inc.
----------------------------------- -------------------------------------------------------------
RSA Software                        BSAFE(R) SSL-Cv. 1.1, consisting of all algorithms,
                                    provided by the Affiliate from its facilities in Australia on platforms that include, but are not limited to, Windows
                                    NT, Solaris and Linux.

Field of Use Limitation:            No rights are granted with respect to the use of RSA
                                    Software to issue digital certificates except for
                                    supporting Licensed Products or Services and their internal use by Your Customers.  You shall not directly or
                                    indirectly expose the "SSL-C Utility Application" (defined below) executable program as contained in the RSA Software within the Licensed Service.  For the purpose of this Field of Use Limitation, "SSL-C Utility Application" shall mean a command-line utility executable program, (i.e., SSL-C.)
                                    included in the SSL-C toolkit.  Such utility application
                                    includes the following utilities; SSL certificate, general diagnostic, key, and cipher (the "Utilities").  The
                                    Utilities shall be used solely for your developer's testing and validation of the SSL functionality within the Licensed
                                    Service and shall not be licensed or included with any
                                    distribution of the Licensed Service.

EXHIBIT NUMBER:  0200-iPA-LPS-1     AGREEMENT NUMBER:  0200-iPA-SER-2

LICENSED SERVICE. Your Service, currently known as "I-Pass Service" which provides a global virtual network for remote internet access and network settlement services for Internet Service Providers, corporate users and individual users.

THREE YEAR ANNUAL LICENSE FEES: [*]

        Year One: [*] payable as follows: [*] due upon execution of this LPS1 and [*] due no later than sixty (60) days after the execution date of this LPS1.

        Year Two: [*] due on or before the anniversary of the execution date of this LPS1


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       1.

        Year Three: [*] due on or before the applicable anniversary of the execution date of this LPS1

        All Annual License Fees subsequent to Year Three: [*] per year due on or before the applicable anniversary of the execution date of this LPS1.

        In the event You terminate this License Agreement in accordance with its terms prior to the end of the third year after execution, any and all of the remaining Three Year Annual License Fees shall become immediately due and payable.

                          SPECIAL TERMS AND CONDITIONS

1. For the purpose of this LPS, Affiliate shall mean RSA Security Australia PTY, Ltd. a majority owned subsidiary of RSA, having a principal address at Level 35, Riverside Centre, 123 Eagle Street, Brisbane, Queensland 4000, Australia.

2. As soon as practicable, but in no event later than [*]. You shall incorporate the RSA Software into Your Licensed Service (the "New Version") and make such New Version available to all of Your new customers acquired after incorporation of the RSA Software. You shall provide RSA with a copy of the New Version for its review and inspection (for the sole purposes of verifying Your compliance set forth hereunder and Your compliance with the terms and conditions of the Agreement) prior to Your release to Your new customers but in no event later than [*]. In the event RSA does not notify You within ten (10) business days of any problems or concerns with the New Version relating to the purposes set forth above, such New Version shall be deemed to be approved by RSA.

3. As soon as practicable, but in no event later than [*]. You shall make the New Version available to all new or existing customers and You shall use commercially reasonable efforts to cause Your existing customers to upgrade to the New Version.

4. You shall discontinue shipping any and all versions of the Licensed Service containing RSA *Ref and/or SSLeay as soon as the New Version is available, but in no event later than [*].

5. Section 1.1 of the Agreement is hereby modified by deleting such Section in its entirety and replacing it with the following "Distributor" means an Internet service provider, dealer or distributor in the business of relicensing or distributing the Licensed Service to End User Customers, directly or through one or more Distributors by virtue of authority granted by You. Licensed Products offered by a Distributor shall bear Your trademarks and service marks and shall not be privately labeled by such Distributor or other parties. A Distributor shall have no right to add to or modify any part of a Licensed Product.

6. Section 1.2 of the Agreement is hereby modified by deleting such Section in its entirety and replacing it with the following: "End User Customer" means a person or entity receiving the Licensed Service from You or a Distributor for personal or internal use and primarily not for resale, redistribution or other transfer of such Licensed Service to any other person or entity.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       2.

7. Section 1.3 of the Agreement is hereby modified by deleting the third, fourth and fifth sentence of such Section and replacing them with the following: A Licensed Product shall consist of a component installed at a Distributor location (a "Distributor Copy") and a component installed at Your facilities (an "iPass Copy"). Each component of a Licensed Product shall be capable of operating only with other components, but Distributor Copies can operate only with an iPass Copy and not with other Distributor Copies. The iPass Copies must be owned and operated solely by You at Your sites.

8. Section 1.4 of the Agreement is hereby modified by deleting the last sentence of such Section in its entirety and replacing it with the following: "Only You or Your Distributors through You, may provide the Licensed Service."

9. Section 1.8 of the Agreement is hereby modified by deleting such Section in its entirety.

10. Section 2.1.1 of the Agreement is hereby modified by (a) deleting "in a Client Licensed Product" from subsection (iii) of such Section and replacing it with the following: "in a Distributor Copy"; (b) adding after any reference to "employees" in subsection (iv) "or contractors"; and (c) adding the following to the end of such Section: "provided that you agree to assume liability for any material breach caused by the acts or omissions of Your contractors."

11. Section 2.2 of the Agreement is hereby modified by deleting "Client Licensed Product" from the first sentence of such Section and replacing it with the following: " Distributor Copy".

12. Section 4.3.3 of the Agreement is hereby modified by deleting "copies of Client Licensed Products" from the first sentence of such Section and replacing it with the following: "Distributor Copies".

13. Section 5.1 of the Agreement is hereby modified by deleting the first sentence of such Section in its entirety and replacing it with the following: "During the first ninety (90) days following implementation of the RSA Software in accordance with the Licensed Product/Service Schedule Exhibit", but in no event later than [*], RSA shall warrant that the RSA Software will operate in material conformance to RSA's published specifications for the RSA Software provided that You notify RSA of such implementation date.

14. Section 6.1 of the Agreement is hereby modified by deleting "in such Licensed Product's start-up splash screen and" from the second sentence of such Section.

15. Section 6.4 of the Agreement is hereby modified by deleting "Client Licensed Product" from the first sentence of such Section and replacing it with the following: "Distributor Copy".

16. Section 7 of the Agreement is hereby modified by deleting such Section in its entirety and replacing it with the following: "Each party agrees to maintain all "Confidential Information" received from the other party, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such information to any third party



[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       3.

        without the prior written consent from the Disclosing Party. For the purpose of this Agreement, "Confidential Information" shall mean the terms of this Agreement, any License Fees or accounting information provided by one party to the other in performance hereof and information clearly marked confidential if given in writing or if given orally, identified as confidential orally prior to disclosure. Each party may at its option, reduce oral Confidential Information to writing, mark as Confidential Information and forward such writing to the other party. Each party further agrees to use the Confidential Information only for the purpose of performing the Agreement. No information shall be deemed confidential unless so marked if given in writing or, if given orally, identified as confidential orally prior to disclosure. The Receiving Party's obligations of non-disclosure under this Agreement shall not apply the information which (a) is or becomes a matter of public knowledge through no fault of or action by the Receiving Party; (b) was rightfully in the Receiving Party's possession prior to receipt from the Disclosing Party; (c) subsequent to disclosure, is rightfully obtained by the Receiving Party from a third party who is lawfully in possession of such Confidential Information without restriction; (d) is independently developed by the Receiving Party without resort to Confidential Information which is confidential under this Agreement, and can so be proven by written records; or (e) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the Disclosing Party as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability. The obligation of confidentiality shall extend for a period of five (5) years following termination or expiration of this Agreement. The parties agree that either party may disclose the existence of this Agreement, and that You are an OEM of the RSA Software and that any publicly announced Licensed Service uses the RSA Software. Notwithstanding the any of the foregoing, in the event a Disclosing Party discloses a trade secret to the other party, the Confidential provisions set forth in this Section shall survive the Agreement in perpetuity provided that the trade secret is clearly marked confidential if given in writing and forwarded to the other party within thirty (30) days following disclosure.

17. Section 9.1 of the Agreement is hereby modified by (a) deleting "and pay any award" from the first sentence of such Section and replacing it with the following: "and pay in full any award"; (b) adding "United States Patent." After "United States Copyright" in the first sentence of such Section; (c) adding "full" before "settlement" in the first sentence of such Section; and (d) adding "upon RSA's reasonable request and RSA's reasonable expense" to the end of subsection (iii).

18. Section 9.3 of the Agreement is hereby modified by adding "provided that RSA gives You, (i) prompt notice in writing of such action; (ii) the right to control and direct the investigation, preparation, defense and settlement of the action; and (iii) reasonable assistance and information upon Your reasonable request and Your reasonable expense."

19. Section 10 of the Agreement is hereby modified by deleting such Section in its entirety.

20. Section 11.1 is hereby modified by deleting such Section in its entirety and replacing it with the following: "This Agreement shall be effective as of the Effective Date and shall



                                       4.

        continue in full force and effect for a period of three (3) years, and shall automatically renew for each successive period unless and until sooner terminated pursuant to the terms of this Agreement."

21. Section 11.2 of the Agreement is hereby amended to grant You the right to terminate the Agreement upon sixty (60) days written notice to RSA prior to the applicable anniversary of the Effective Date.

22.     Section 11.4 of the Agreement is hereby modified by deleting such
        Section in its entirety and replacing it with the following: "Upon termination of this Agreement, You shall cease making copies of and distributing the RSA Software, User Manual and Licensed Products, and shall within one hundred eighty (180) days following termination, cease using or permitting use of Licensed Products and at such time destroy all copies of the RSA Software, User Manuals, and Licensed Products in Your possession or control and all information and documentation provided by RSA to You."

23.     Section 11.5 of the Agreement is hereby modified by deleting such
        Section in its entirety and replacing it with the following: "The following provisions shall survive any expiration or termination of this
        Agreement: 2.2, 3, 4.3.2, 5.3. 8, 9, 11.5, 12 and to the extent necessary."

24. Section 12.1 of the Agreement is hereby modified by deleting the second sentence of such Section in its entirety.

25. Section 12.2 of the Agreement is hereby modified by adding "which will not be unreasonably withheld or delayed" after "without the prior written consent of RSA" in the first sentence of such Section. Section
        12.2 is further modified by adding the following to the end of such
        Section: "Notwithstanding any of the foregoing, You shall not be obligated to obtain RSA's consent for an assignment pertaining to a change of state incorporation."

Note: By signing this agreement You represent that Services hereunder are being published and distributed (physically or via remote access) for a consideration to third parties. Any internal usage will be reported, as needed, directly by You, to the appropriate sales tax agency.

IPASS, INC.                                  RSA SECURITY INC.

By:  /s/ Donald C. McCauley                  By: /s/ Narendra Goel
   --------------------------------------       --------------------------------

Printed Name:     Donald C. McCauley         Printed Name: Narendra Goel
             ----------------------------                 ----------------------

Title: Vice President & Chief Financial      Title: Director, Finance and OPS
       Officer
      -----------------------------------          -----------------------------

Date:          February 28, 2000             Date: 2/29/2000
     ------------------------------------         ------------------------------



                                       5.

                                SUPPORT AGREEMENT
                                RSA SECURITY INC.

        This SUPPORT AGREEMENT ("Support Agreement") is entered into by and between RSA Security Inc., a Delaware corporation ("RSA"), having a principal address at 2855 Campus Drive, Suite 400, San Mateo, CA 94403-2507, and:

ENTERPRISE NAME ("YOU"):  iPass Inc.  JURISDICTION OF INCORPORATION:  California

STREET ADDRESS:  3800 Bridge Parkway  STATE & ZIP CODE:  California 94065

CITY:  Redwood Shores

ENTERPRISE LEGAL CONTACT (NAME & TITLE):

MAINTENANCE AND SUPPORT PROGRAM ELECTED      Standard  [X]        Premier  [ ]

INITIAL SUPPORT FEE: [*] for a period of twelve (12) months from the Effective Date of this Support Agreement.

This Support Agreement provides support and maintenance services for the RSA Software licensed under the Exhibit. The Effective Date of this Support Agreement shall be contingent upon the execution of License/Product Schedule
Exhibit 0200-iPA-LPS-1 (the "Exhibit") and payment of the Initial Support Fee of [*]. In the event You elect to renew this Support Agreement for subsequent twelve (12) month terms, the Support Fee for year two shall be [*] and the Support Fee for year three shall be [*]. Thereafter, subsequent renewals of this Support Agreement shall be set at the then current rate for standard maintenance and support in effect at the time of renewal. Fees for all renewal terms shall be due on or before the applicable anniversary of the Effective Date of this Support Agreement.

1. DEFINITIONS

All capitalized terms used and not defined herein shall have the meanings set forth in the License Agreement or the following meanings:

        1.1 "LICENSE AGREEMENT" means License Agreement Number 0200-iPA-OEM-2 between RSA and You.

        1.2 "RSA SOFTWARE" means RSA proprietary software identified as RSA Software on page 1 of the License Agreement.

2. MAINTENANCE AND SUPPORT SERVICES

        2.1 GENERAL. This Support Agreement sets forth the terms under which RSA will provide support to You for the RSA Software licensed to You for the Licensed Products, as set



[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       1.

forth under the License Agreement. The use of and license to any Fixes and Updates provided to you hereunder shall be governed by the terms of the License Agreement.

        2.2 SUPPORT AND MAINTENANCE. RSA agrees to provide the maintenance and support specified in this Support Agreement and You agree to pay RSA's then-current annual support fee ("Support Fee").

        2.3 SUPPORT PROVIDED BY RSA. For the annual period commencing on the Effective Date hereof, and for future annual periods for which You have paid the Support Fee, RSA will provide You with the following services in accordance with the program You have elected above:

             2.3.1 SUPPORT UNDER STANDARD PROGRAM. In the event You have elected the Standard program, RSA will provide telephone support to You from 6:00 a.m. to 5:00 p.m. (Pacific Time) Monday through Friday, excluding locally observed holidays. Upon the receipt of a request for support services, RSA shall respond within one (1) business day from the time of the request. RSA shall provide the support specified in this Section to Your employees responsible for developing and maintaining the Licensed Products licensed under the License Agreement and providing support to End User Customers thereof. No more than two (2) of Your employees may obtain such support from RSA at any one time. Upon RSA's request, You will provide a list with the names of the employees designated to receive support from RSA. You may provide on-site support reasonably determined to be necessary by RSA at Your location specified on page 1 hereof.

             2.3.2 SUPPORT UNDER PREMIER PROGRAM. In the event that You have elected the Premier program, RSA will provide telephone support to You 24 hours a day, 7 days a week. Upon the receipt for a request for support services, RSA shall respond within two hours from the time of the request. RSA shall provide the support specified in this Section to Your employees responsible for developing and maintaining the Licensed Products licensed under the License Agreement and providing support to End User Customers thereof. No more than five
(5) of Your employees may obtain such support from RSA at any one time. Upon RSA's request, You will provide a list with the names of the employees designated to receive support from RSA. You may change the names on the list at any time by providing written notice to RSA. Upon Your request, RSA may provide on-site support reasonably determined to be necessary by RSA at Your location specified on page 1 hereof.

        2.4 ERROR CORRECTION. In the event You discover an error in the RSA Software which causes the RSA Software not to operate in material conformance to RSA's published specifications therefor, You shall submit to RSA a written report describing such error in sufficient detail to permit RSA to reproduce such error. Upon receipt of any such written report, RSA will use its reasonable efforts to correct such an error or to provide a software patch or bypass around such an error (collectively, "Fixes") as early as practicable. All Fixes provided to You shall constitute RSA Software under the License Agreement and shall be governed by the terms thereof. Under no circumstances does RSA warrant or represent all errors can or will be corrected. Furthermore, RSA shall not be responsible for correcting any error if You fail to incorporate in Your Licensed Product any Fixes or Update that RSA has provided to You.



                                       2.

        2.5 UPDATES. RSA will from time to time offer You, at no additional cost, Updates of the RSA Software during the term of this Support Agreement. You understand, however, that RSA is not obligated to provide any Update. Absent any restriction to Your right to use the algorithms contained in RSA Software, as set forth in the applicable License Agreement in force at the time of execution of this Support Agreement. Your license rights to any Updates shall also extend to any new algorithms contained in such Updates. Any Updates acquired by You shall be governed by all of the terms and provisions of the License Agreement.

3. MAINTENANCE AND SUPPORT FEES

        3.1 SUPPORT FEES. In consideration of RSA's providing the maintenance and support services described herein, You agree to pay RSA the initial Support Fee set forth on the first page hereof. Such amount shall be payable for the first year upon the execution of this Support Agreement, and for each subsequent year in advance of the commencement of such year. The Support Fee may be modified by RSA for each renewal term by written notice to You at least ninety
(90) days prior to the end of the then-current term. If You elect not to renew this Support Agreement for successive terms (as provided in Section 6.1 below), You may re-enroll only upon payment of the annual Support Fee for the coming year and for all Support Fees that would have been paid had You not ceased maintenance and support.

        3.2 ADDITIONAL CHARGES. In the event RSA is required to take actions to correct a difficulty or defect which is traced to Your errors, modifications, enhancements, software or hardware, then You shall pay to RSA its time and materials charges at RSA's rates then in effect. In the event that you have requested RSA's personnel to travel to perform maintenance or on-site support, You shall reimburse RSA for any reasonable out-of-pocket expenses incurred, including travel to and from Your sites, lodging, meals and shipping, as may be necessary in connection with duties performed under this Section 2 by RSA.

        3.3 TAXES. All taxes, duties, fees and other governmental charges of any kind (including sales and use taxes, but excluding taxes based on the gross revenues or net income of RSA) which are imposed by or under the authority of any government or any political subdivision thereof on the Support Fees or any aspect of this Support Agreement shall be borne by You and shall not be considered a part of, a deduction from or an offset against Support Fees.

        3.4 TERMS OF PAYMENT. Support Fees due RSA hereunder shall be paid by You to the attention of the Software Licensing Department at RSA's address set forth above upon execution and, in the case of renewal terms, prior to the each anniversary thereof. A late payment penalty on any Maintenance Fees not paid when due shall be assessed at the rate of one percent (1%) per thirty (30) days. In no event shall Support Fees paid be refundable.

        3.5 U.S. CURRENCY. All payments hereunder shall be made in lawful United States currency.

4. CONFIDENTIALITY

The parties agree that all obligations and conditions respecting confidentiality, use of the Source Code (if licensed to You) and publicity in the License Agreement shall apply to the parties' performance of this Support Agreement.



                                       3.

5. USE LIMITATIONS; TITLE; INTELLECTUAL PROPERTY INDEMNITY; LIMITATION OF LIABILITY

Any and all Upgrades and Fixes provided to You pursuant to this Support Agreement shall constitute RSA Software under the License Agreement. As such the parties' respective interests and obligations relating to the RSA Software, including but not limited to license and ownership rights thereto, use limitations (if any), intellectual property indemnity and limitation of liability, shall be governed by the terms of the License Agreement.

6. TERM AND TERMINATION

        6.1 TERM. This Support Agreement shall commence on the Effective Date hereof and shall remain in full force and effect for an initial period of one
(1) year, unless sooner terminated in accordance with this Support Agreement. Upon expiration of the initial period and each successive period, this Support Agreement shall automatically renew for an additional one (1) year period, unless either party has notified the other of its intent to terminate as set forth in Section 6.2.3 herein.

        6.2 TERMINATION.

             6.2.1 Either party shall be entitled to terminate this Support Agreement at any time on written notice to the other in the event of a material default by the other party of this Support Agreement and a failure to cure such default within a period of thirty (30) days following receipt of written notice specifying that a default has occurred.

             6.2.2 This Support Agreement shall automatically terminate in the event that the License Agreement is terminated in accordance with its terms.

             6.2.3 This Support Agreement may also be terminated by You for any or no reason by providing written notice of such intent at least ninety (90) days prior to the end of the then-current term. RSA may cease to offer support and maintenance for future maintenance terms by notice delivered to You ninety
(90) days or more before the end of the then-current maintenance term.

             6.2.4 Upon (i) the institution of any proceedings by or against either party seeking relief, reorganization or arrangement under any laws relating to insolvency, which proceedings are not dismissed within sixty (60) days; (ii) the assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee, of any of either party's property or assets; or (iii) the liquidation, dissolution or winding up of either party's business, then and in any such events this Support Agreement may immediately be terminated by either party upon written notice.

        6.3 SURVIVAL OF CERTAIN TERMS. The following provisions shall survive any expiration or termination of this Support Agreement: Section 3.1, 4, 5, 6 and 7.



                                       4.

7. MISCELLANEOUS PROVISIONS

This Support Agreement is not an amendment to the License Agreement, but instead is a separate binding agreement which incorporates certain terms of the License Agreement for the purposes of brevity and assured consistency. This Agreement incorporates by this reference the "Miscellaneous Provisions" Section of the License Agreement in its entirety.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the later signature below.


IPASS, INC.                                  RSA SECURITY INC.

By:  /s/ Donald C. McCauley                  By: /s/ Narendra Goel
   --------------------------------------       --------------------------------

Printed Name:     Donald C. McCauley         Printed Name: Narendra Goel
             ----------------------------                 ----------------------

Title: VP & CFO                              Title:  Director, Finance & OPS
      -----------------------------------          -----------------------------

Date:          2/28/2000                     Date: 2/29/2000
     ------------------------------------         ------------------------------



                                       5.